Exhibit 77(c)


                 Matters submitted to a Vote of Security Holders

On a November 15, 2007, a Special Meeting of Shareholders for ING VP Strategic Allocation Conservative Portfolio was held at which the shareholders were asked to approve the following proposals: (3A) to modify the fundamental investment restriction on concentration; (3B) to modify the fundamental investment restriction on diversification; (3C) to modify the fundamental investment restriction on borrowing; (3D) to modify the fundamental investment restriction on lending; (3E) to modify the fundamental investment restriction on underwriting; (3F) to modify the fundamental investment restriction on real estate; (3G) to modify the fundamental investment restriction on senior securities; (3H) to modify the fundamental investment restriction on commodities; (4) to reclassify the investment objective of each Fund as non-fundamental; (5) to approve a "Manager-of-Managers" arrangement for the Portfolio to permit the Portfolio's investment adviser, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Portfolio's shareholders; (6a) to approve a proposal to covert each of the Funds to a fund-of-funds structure; (6B) to approve an amendment to the Investment Advisory Agreement between ING Investments and the Company to reduce the fee payable to ING Investments; and (6C) to approve an amendment to the Sub-Advisory Agreement between ING Investments and ING Investment Management Co. to reduce the fee payable to ING Investment Management Co.

                                                  Shares
                                                  voted
                                Shares voted    against or     Shares     Total Shares
                     Proposal        for         withheld    abstained       Voted
                     --------        ---         --------    ---------       -----
ING VP Strategic
Allocation
Conservative
Portfolio               3A      4,893,467.378   28,004.173  123,027.353  5,044,498.904
                        3B      4,893,467.378   28,004.173  123,027.353  5,044,498.904
                        3C      4,891,107.720   30,363.831  123,027.353  5,044,498.904
                        3D      4,890,424.902   31,046.649  123,027.353  5,044,498.904
                        3E      4,890,865.963   30,605.588  123,027.353  5,044,498.904
                        3F      4,888,015.196   33,456.355  123,027.353  5,044,498.904
                        3G      4,895,928.458   25,543.093  123,027.353  5,044,498.904
                        3H      4,889,686.306   31,628.302  123,184.296  5,044,498.904
                        4       4,826,599.709  100,367.363  117,531.832  5,044,498.904
                        5       4,849,202.450   90,975.829  104,320.625  5,044,498.904
                        6a      4,873,391.144   59,058.134  112,049.626  5,044,498.904
                        6b    4,925,732.185   16,934.226  101,832.493  5,044,498.904

This meeting was adjourned to December 17, 2007.

                                                  Shares
                                                  voted
                                Shares voted    against or     Shares     Total Shares
                     Proposal        for         withheld    abstained       Voted
                     --------        ---         --------    ---------       -----
ING VP Strategic
Allocation
Conservative
Portfolio               3A      5,154,261.456   26,517.668  336,629.634  5,517,408.758
                        3B      5,154,261.456   26,517.668  336,629.634  5,517,408.758
                        3C      5,152,259.108   28,520.016  336,629.634  5,517,408.758
                        3D      5,151,579.499   29,199.625  336,629.634  5,517,408.758
                        3E      5,152,049.078   28,730.046  336,629.634  5,517,408.758
                        3F      5,149,176.860   31,602.264  336,629.634  5,517,408.758
                        3G      5,156,722.585   24,056.539  336,629.634  5,517,408.758
                        3H      5,151,205.216   29,417.004  336,786.538  5,517,408.758
                        4       5,073,845.084  112,786.854  330,776.820  5,517,408.758
                        5       5,083,997.428  293,351.660  140,059.670  5,517,408.758
                        6a      5,319,605.063   54,765.775  143,037.920  5,517,408.758
                        6b    5,367,456.230   12,638.763  137,313.765  5,517,408.758

On a November 15, 2007, a Special Meeting of Shareholders for ING VP Strategic Allocation Growth Portfolio was held at which the shareholders were asked to approve the following proposals: (3A) to modify the fundamental investment restriction on concentration; (3B) to modify the fundamental investment restriction on diversification; (3C) to modify the fundamental investment restriction on borrowing; (3D) to modify the fundamental investment restriction on lending; (3E) to modify the fundamental investment restriction on underwriting; (3F) to modify the fundamental investment restriction on real estate; (3G) to modify the fundamental investment restriction on senior securities; (3H) to modify the fundamental investment restriction on commodities; (4) to reclassify the investment objective of each Fund as non-fundamental; (5) to approve a "Manager-of-Managers" arrangement for the Portfolio to permit the Portfolio's investment adviser, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Portfolio's shareholders; (6a) to approve a proposal to covert each of the Funds to a fund-of-funds structure; (6B) to approve an amendment to the Investment Advisory Agreement between ING Investments and the Company to reduce the fee payable to ING Investments; and (6C) to approve an amendment to the Sub-Advisory Agreement between ING Investments and ING Investment Management Co. to reduce the fee payable to ING Investment Management Co.

                                                  Shares
                                                  voted
                                Shares voted    against or     Shares     Total Shares
                     Proposal        for         withheld    abstained       Voted
                     --------        ---         --------    ---------       -----
ING VP Strategic
Allocation Growth
Portfolio               3A      6,813,205.547   51,621.425  971,484.607  7,836,311.579
                        3B      6,788,974.884   64,301.660  983,035.035  7,836,311.579
                        3C      6,687,070.867  178,321.814  970,918.898  7,836,311.579
                        3D      6,760,030.955  104,211.643  972,068.981  7,836,311.579
                        3E      6,715,122.334  140,977.526  980,211.719  7,836,311.579
                        3F      6,785,409.478   61,514.949  989,387.152  7,836,311.579
                        3G      6,736,916.048  133,478.778  965,916.753  7,836,311.579
                        3H      6,811,810.987   58,583.839  965,916.753  7,836,311.579
                        4       6,591,181.571  297,635.038  947,494.970  7,836,311.579
                        5       6,781,135.259  151,688.176  903,488.144  7,836,311.579
                        6a      6,958,409.173  127,690.535  750,211.871  7,836,311.579
                        6b      7,069,701.607   43,097.737  723,512.235  7,836,311.579

This meeting was adjourned to December 17, 2007.

                                                  Shares
                                                  voted
                                Shares voted    against or     Shares     Total Shares
                     Proposal        for         withheld    abstained       Voted
                     --------        ---         --------    ---------       -----
ING VP Strategic
Allocation Growth
Portfolio               3A      8,010,308.863   67,399.349  886,661.542  8,964,369.754
                        3B      7,998,460.156   73,977.776  891,931.822  8,964,369.754
                        3C      7,916,016.582  161,953.208  886,399.964  8,964,369.754
                        3D      7,965,820.568  110,999.036  887,550.150  8,964,369.754
                        3E      7,942,448.107  128,645.466  893,276.181  8,964,369.754
                        3F      7,995,304.403   87,423.516  881,641.835  8,964,369.754
                        3G      7,959,971.724  119,656.852  884,741.178  8,964,369.754
                        3H      8,001,657.669   77,970.907  884,741.178  8,964,369.754
                        4       7,777,621.996  320,428.330  866,319.428  8,964,369.754
                        5       7,915,703.928  229,290.880  819,374.946  8,964,369.754
                        6a      8,114,272.060  127,534.642  722,563.052  8,964,369.754
                        6b      8,214,218.479   36,049.688  714,101.587  8,964,369.754

On a November 15, 2007, a Special Meeting of Shareholders for ING VP Strategic Allocation Moderate Portfolio was held at which the shareholders were asked to approve the following proposals: (3A) to modify the fundamental investment restriction on concentration; (3B) to modify the fundamental investment restriction on diversification; (3C) to modify the fundamental investment restriction on borrowing; (3D) to modify the fundamental investment restriction on lending; (3E) to modify the fundamental investment restriction on underwriting; (3F) to modify the fundamental investment restriction on real estate; (3G) to modify the fundamental investment restriction on senior securities; (3H) to modify the fundamental investment restriction on commodities; (4) to reclassify the investment objective of each Fund as non-fundamental; (5) to approve a "Manager-of-Managers" arrangement for the Portfolio to permit the Portfolio's investment adviser, subject to prior approval by the Board, to enter into and materially amend agreements with unaffiliated sub-advisers without obtaining the approval of the Portfolio's shareholders; (6a) to approve a proposal to covert each of the Funds to a fund-of-funds structure; (6B) to approve an amendment to the Investment Advisory Agreement between ING Investments and the Company to reduce the fee payable to ING Investments; and (6C) to approve an amendment to the Sub-Advisory Agreement between ING Investments and ING Investment Management Co. to reduce the fee payable to ING Investment Management Co.

                                                  Shares
                                                  voted
                                Shares voted    against or     Shares     Total Shares
                     Proposal        for         withheld    abstained       Voted
                     --------        ---         --------    ---------       -----
ING VP Strategic
Allocation Moderate
Portfolio               3A      7,860,005.298  202,583.643  450,608.110  8,513,197.051
                        3B      7,600,938.397  461,707.805  450,550.849  8,513,197.051
                        3C      7,561,403.789  442,525.915  509,267.347  8,513,197.051
                        3D      7,823,688.690  233,954.352  455,554.009  8,513,197.051
                        3E      7,624,194.342  196,065.601  692,937.108  8,513,197.051
                        3F      7,615,447.101  209,816.002  687,933.948  8,513,197.051
                        3G      7,388,892.026  436,427.849  687,877.176  8,513,197.051
                        3H      7,321,184.912  504,134.963  687,877.176  8,513,197.051
                        4       7,272,584.157  515,255.868  725,357.026  8,513,197.051
                        5       7,493,979.675  545,854.415  473,362.961  8,513,197.051
                        6a      7,428,378.992  386,080.100  698,737.959  8,513,197.051
                        6b      7,720,206.056  115,614.089  677,376.906  8,513,197.051

This meeting was adjourned to December 17, 2007.

                                                  Shares
                                                  voted
                                Shares voted    against or     Shares     Total Shares
                     Proposal        for         withheld    abstained       Voted
                     --------        ---         --------    ---------       -----
ING VP Strategic
Allocation Moderate
Portfolio               3A      8,948,122.657  432,372.026  388,247.620  9,768,742.303
                        3B      8,731,125.681  649,416.476  388,200.146  9,768,742.303
                        3C      8,699,180.392  639,915.122  429,646.789  9,768,742.303
                        3D      8,911,302.058  466,465.591  390,974.654  9,768,742.303
                        3E      8,751,210.831  427,976.038  589,555.434  9,768,742.303
                        3F      8,747,606.780  447,322.767  573,812.756  9,768,742.303
                        3G      8,554,489.254  627,519.596  586,733.453  9,768,742.303
                        3H      8,489,927.812  692,081.038  586,733.453  9,768,742.303
                        4       8,407,178.288  740,020.789  621,543.226  9,768,742.303
                        5       8,581,621.134  721,834.002  465,287.167  9,768,742.303
                        6a      8,808,038.909  346,178.253  614,525.141  9,768,742.303
                        6b      9,056,981.067  102,688.030  609,073.206  9,768,742.303